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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96949) pertaining to the PlanetCAD, Inc. 2000 Stock Incentive Plan, of our report dated October 3, 2001 (except for Note 3 for which the date is September 3, 2002), with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. and Subsidiaries as of and for the years ended June 30, 2001 and 2000, included in the Current Report (Form 8-K) filed with the Securities and Exchange Commission.


                                                      /s/ Walpert & Wolpoff, LLP

Baltimore, Maryland
January 27, 2003